Exhibit 16.1

GRANT THORNTON LLP		January 12, 2026
757 Third Ave., 9th Floor
New York, NY 10017

D +1 212 599 0100		U.S. Securities and Exchange Commission
F +1 212 370 4520		Office of the Chief Accountant
100 F Street, NE
Washington, DC 20549

	RE:	Resolute Holdings Management, Inc.
File No. 001-42458

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of Resolute Holdings Management, Inc. dated January 12, 2026, and agree with the statements concerning our Firm contained therein.

Very truly yours,

GT.COM		Grant Thornton LLP is a U.S. member firm of Grant Thornton International Ltd (GTIL). GTIL and each of its member firms are separate legal entities and are not a worldwide partnership.